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                              SECOND AMENDMENT TO
                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                             1992 STOCK OPTION PLAN


         WHEREAS, UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Company") has heretofore adopted the UNION TEXAS PETROLEUM HOLDINGS, INC. 1992 STOCK OPTION PLAN (the "Plan"); and

         WHEREAS, subsequent thereto, the Company has amended the Plan; and

         WHEREAS, the Company desires to further amend the Plan in certain respects;

         NOW THEREFORE, the Plan shall be amended as follows, effective October 24, 1996:

         1. Article II shall be amended by deleting the second sentence of the first paragraph such Article and by adding the following at the end of such
Article:

                 "Notwithstanding the foregoing, a second committee of the Board of Directors of the Company (the "Section 16 Committee"), which shall consist of at least two members, each of whom shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall have full power and authority to take any of the actions described above and any other action necessary or desirable to ensure compliance with the requirements of, and to provide the exemption of transactions under the Plan pursuant to,
         Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, and further, to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, to the extent options are intended to qualify thereunder. References in the Plan to the "Committee" shall mean the "Section 16 Committee" when it is necessary or desirable that such action be taken by the Section 16 Committee and not by the Committee to satisfy such objectives."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, this Second Amendment has been executed this 24th day of October, 1996.


                                        UNION TEXAS PETROLEUM HOLDINGS, INC.


                                     By /s/ John L. Whitmire
                                        ----------------------------------------
                                        John L. Whitmire
                                        Chairman and Chief Executive Officer